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                                                                    Exhibit 23.1



                        CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
JP Foodservice, Inc.:

We consent to the incorporation by reference in the registration statement of JP Foodservice, Inc. on Form S-4 of our report dated August 11, 1997, with respect to the consolidated balance sheet of JP Foodservice, Inc. and Subsidiaries as of June 28, 1997 and the related consolidated statements of operations, stockholders' equity and cash flows for the year then ended, which report appears in JP Foodservice's Annual Report on Form 10-K for the fiscal year ended June 28, 1997 and to the reference to our firm under the heading "Experts" in such registration statement.


KPMG Peat Marwick LLP


Baltimore, Maryland
November 21, 1997





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                        CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
Valley Industries, Inc. and
 Z Leasing Company:

We consent to the incorporation by reference in the registration statement of JP Foodservice, Inc. on Form S-4 of our report dated June 17, 1996, with respect to the combined balance sheets of Valley Industries, Inc. and Subsidiaries and Z Leasing Company (A General Partnership) as of January 31, 1996 and the related combined statements of earnings, stockholders' and partners' equity, and cash flows for each of the years in the two-year period ended January 31, 1996, which report appears in JP Foodservice's Annual Report on Form 10-K for the fiscal year ended June 28, 1997 and to the reference to our firm under the heading "Experts" in such registration statement.


KPMG Peat Marwick LLP


Baltimore, Maryland
November 21, 1997